UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2021, Silo Pharma, Inc. (the “Company”) entered into a sponsored research agreement (the “Agreement”) with the University of Maryland, Baltimore (“UMB”) pursuant to which UMB shall evaluate the pharmacokinetics of dexamethasone delivered to arthritic rats via liposome. Pursuant to the Agreement, the Company shall pay UMB a fee in the low six digits. The research pursuant to the Agreement shall commence on September 1, 2021 and will continue until the substantial completion thereof, subject to renewal upon written consent of the parties. The Agreement may be terminated by either party upon 30 days’ prior written notice to the other party. In addition, if either party commits any material breach of or defaults with respect to any terms or conditions of the Agreement and fails to remedy such default or breach within 10 business days after written of from the other party, the party giving notice may terminate the Agreement as of the date of receipt of such notice by the other party. If the Company terminates the Agreement for any reason other than an uncured material breach by UMB, the Company shall relinquish any and all rights it may have in the Results (as defined in the Agreement) to UMB. In addition, if the Agreement is terminated early, the Company, among other things, will pay all costs incurred and accrued by UMB as of the date of termination.

Pursuant to the terms of the Agreement, UMB granted the Company an option (the “Option”) to negotiate and obtain an exclusive license to any UMB Arising IP (as defined in the Agreement) and UMB’s rights in any Joint Arising IP (as defined in the Agreement) (collectively, the “UMB IP”). The Company may exercise the Option by giving UMB written notice within 60 days after it receives notice from UMB of the UMB IP.

Concurrently with the execution of the Agreement, on July 6, 2021, the Company and UMB entered into an amendment (the “Amendment”) to that certain Commercial Evaluation and License Agreement (“CELA”) entered into by and between the Company and UMB dated February 26, 2021 pursuant to which the term of the CELA was extended by 6 months such that the CELA shall terminate on February 25, 2022 unless earlier terminated pursuant to the terms thereof; however, if the Company exercises the Option, the CELA will expire at the end of the Negotiation Period (as defined in the Agreement) or upon execution of a master license agreement, whichever occurs first.

The foregoing summaries of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 8.01. Other Events.

On July 12, 2021, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1#	Sponsored Research Agreement, dated July 6, 2021, by and between the Company and UMB
10.2	First Amendment to Commercial Evaluation and License Agreement, dated July 6, 2021, by and between the Company and UMB
99.1	Press release, dated July 12, 2021

# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: July 12, 2021	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer